UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each [exchange] on which registered
Common Stock, $0.0001 par value per share	NKGN	OTC Pink

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

East West Bank Loan Agreement Modification

On June 20, 2023, NKGen Biotech, Inc. (the “Company”) entered into a business loan agreement (the “Loan Agreement”), by and among the Company, NKGen Operating Biotech, Inc. (“NKGen Operating” and together with the Company, the “Borrowers”) and East West Bank (the “Lender”). Pursuant to the Loan Agreement, the Company issued to Lender a secured convertible promissory note (the “Note”) in the principal amount of up to $5 million.

As of April 14, 2025, the principal amount of the Note was Three Million Nine Hundred Ninety-one Thousand One Hundred Twenty-seven and 50/100 Dollars ($3,991,127.50). On April 21, 2025, the Borrowers entered into an amendment to the Loan Agreement (the “Loan Agreement Amendment”), retroactively effective as of April 14, 2025, to (i) extend the maturity date of the Note to January 15, 2027 (the “Maturity Date”); (ii) increase the interest rate on the outstanding principal amount to a fixed rate of 10% per annum, to be paid monthly in arrears (iii) deposit Two Hundred Fifty Thousand Dollars ($250,000) into a restricted account to be drawn down by the Lender for monthly interest payments; (iv) establish an amortization schedule with principal-only payments as follows: (a) $1,000,000.00 due on June 1, 2025, (b) $1,000,000.00 due on July 15, 2025, (c) $500,000.00 due on October 15, 2025, and (d) $500,000.00 continuing to be due on the 15th day of each quarter thereafter the Note is repaid in full; and (v) mandate a 5.000 percentage point increase in the interest rate upon the Maturity Date or upon acceleration due to a default under the Loan Agreement, provided that in no event will the interest rate exceed the maximum interest rate permitted under applicable law.

The foregoing description of the Loan Agreement Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Loan Agreement Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 are incorporated by into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Loan Agreement Amendment, dated April 14, 2025, by and between NKGen Biotech, Inc. and East West Bank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: April 22, 2025	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer
(Principal Executive Officer)

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